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DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (THE “Agreement”) dated as of July 1, 2025, is made and entered into by and between ULTIMUS MANAGERS TRUST (the “Trust”), an Ohio business trust, on behalf of each series of the Trust set forth on Schedule A attached hereto, and ULTIMUS FUND DISTRIBUTORS, LLC, an Ohio limited liability company ( the “Distributor”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Trust and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of shares of beneficial interest (the “Shares”) of each series of shares of the Trust listed on Schedule A attached hereto (the “Fund”), as such Schedule A may be amended from time to time;

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained herein, the parties agree as follows:

1.	Appointment.

The Trust hereby appoints Distributor as its exclusive agent for the distribution of the Shares, and Distributor hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

2.	Sale and Repurchase of Shares.

(a)	Distributor will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust’s effective Registration Statement on Form N-lA under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the “Registration Statement”). Upon receipt of an order to purchase Shares from a dealer with whom Distributor has a dealer agreement, Distributor will promptly cause such order to be filled by the Trust. All dealer agreements shall be in such form as has been approved by the Trust.

(b)	Distributor will also have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

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(c)	Distributor will also have the right to take, as agent for the Trust, all actions which, in Distributor’s reasonable judgment, are necessary to carry into effect the distribution of the Shares.

(d)	The public offering price for the Shares of each Fund shall be the respective net asset value of the Shares of that Fund then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of FINRA.

(e)	The net asset value of the Shares of each Fund shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Fund shall be calculated by the Trust or by another entity on behalf of the Trust. Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

(f)	On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Distributor shall have received an order for the purchase of the Shares.

(g)	Upon receipt of purchase instructions, Distributor will transmit such instructions to the Trust or its transfer agent for the issuance and registration of the Shares purchased.

(h)	Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined in the Act) of Distributor from acting as distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

(i)	Distributor, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.	Sale of Shares by the Trust.

The Trust reserves the right to issue any Shares at any time directly to the holders of Shares (“Shareholders”), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

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4.	Basis of Sale of Shares.

Distributor does not agree to sell any specific number of Shares. Distributor, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.	Rules of FINRA, etc.

(a)	In providing services hereunder, Distributor will comply with the Rules of FINRA, the federal securities laws and the rules thereunder and the securities laws and regulations of each state and other jurisdiction in which it sells, directly or indirectly, any Shares.

(b)	Distributor will require each dealer with whom Distributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Distributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

(c)	Distributor agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared. At the request of the Fund, Distributor will assume responsibility for the review and clearance of all advertisements and sales literature.

(d)	Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

(e)	Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Distributor in reasonable quantities upon request.

6.	Records to be supplied by Trust.

The Trust shall furnish to Distributor copies of all information, financial statements and other papers which Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Distributor, of all financial statements prepared for the Trust by independent public accountants.

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7.	Fees and Expenses.

For performing its services under this Agreement, Distributor will receive a fee from the Fund and/or its investment adviser(s) in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule may be amended from time to time. The Fund or its investment adviser(s) shall promptly reimburse Distributor for any expenses that are to be paid by the Fund in accordance with the following paragraph.

In the performance of its obligations under this Agreement, Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Fund or its investment adviser(s) in accordance with agreements between them as permitted by applicable laws, including the Act and rules and regulations promulgated thereunder. These costs include, but are not limited to, licensing fees, filing fees (including FINRA), travel and such other expenses as may be incurred by Distributor on behalf of the Fund.

Notwithstanding the foregoing, Distributor agrees that it shall not be entitled to receive any fee from a Fund or to be reimbursed by a Fund for any distribution or offering related costs unless and until the Trust has adopted on behalf of the Fund a plan of distribution pursuant to Rule 12b-l which permits the payment of such fee or the reimbursement of such costs.

8.	Indemnification of Trust.

Distributor agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a Trustee, officer, employee, shareholder or control person of the Trust against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys’ fees) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust; (ii) Distributor’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares; and (iii) Distributor’ s failure to comply with applicable laws and the Rules of FINRA. The Distributor will advance attorneys’ fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. The term “expenses” for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor’s consent. The foregoing rights of indemnification shall be in

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addition to any other rights to which the Trust or each such person may be entitled as a matter of law.

9.	Indemnification of Distributor.

The Trust, on behalf of each Fund, agrees to indemnify and hold harmless Distributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Distributor against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys’ fees) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from the failure of Distributor or any such other person to comply with applicable law or the terms of this Agreement, or from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Distributor’s duties or from the reckless disregard by any of such persons of Distributor’s obligations and duties under this Agreement, for all of which exceptions Distributor shall be liable to the Trust. The Trust will advance attorneys’ fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Trust may be asked to indemnify Distributor or any other person or hold Distributor or any other person harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Distributor will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify Distributor, and thereupon the Trust shall take over complete defense of the claim, and neither Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. Distributor shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Distributor or any such person except with the Trust’s written consent.

Notwithstanding any other provision of this Agreement, Distributor shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

10.	Representations of the Parties.

(a)	The Trust certifies to Distributor that: (1) as of the date of the execution of this Agreement, each Fund that is in existence as of such date has an unlimited number of authorized shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency,

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reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)	Distributor represents and warrants that: (1) the various procedures and systems which Distributor has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records and other data of the Trust and Distributor’s records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by Distributor and, when executed and delivered by Distributor, will constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

11.	Termination and Amendment of this Agreement.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment, as that term is defined in the Act, by Distributor. This Agreement may be amended only if such amendment is approved (i) by Distributor and (ii) by the Board of Trustees of the Trust, including the approval of a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

Either the Trust or Distributor may at any time terminate this Agreement with respect to any Fund on sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party.

12.	Effective Period of this Agreement.

This Agreement shall take effect upon its execution and shall remain in full force and effect for an initial term of two (2) years from the date of its execution (unless terminated as set forth in Section 11), and shall continue in effect from year to year thereafter, subject to annual approval of such continuance by the Board of Trustees of the Trust, including the approval of a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

13.	Successor Investment Company.

Unless this Agreement has been terminated in accordance with Paragraph 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

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14.	Limitation of Liability.

A copy of the Trust’s Declaration of Trust is on file with the Secretary of the State of Ohio, and notice is hereby given that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such auth01ization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust. To the extent a matter under this Agreement relates only to a particular Fund of the Trust, that Fund or the investment adviser to such Fund, depending on whether or not such Fund has adopted a Rule 12b-l plan, shall be solely responsible for all liabilities in connection with such matter, and the Distributor agrees to look solely to the assets of such Fund or the investment adviser to such Fund for the payment or performance thereof and any other liabilities arising in connection with this Agreement, and no other Fund shall incur any liability or obligation in connection therewith.

15.	Severability.

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.	Questions of Interpretation.

(a)	This Agreement shall be governed by the laws of the State of Ohio.

(b)	Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.	Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party, with a copy to the Trust’s counsel, at such address as such other party may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246; and that the address of Distributor for this purpose shall be 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attn: General Counsel.

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18.	Execution.

This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

IN WITNESS WHEREOF, the Trust and Distributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

ULTIMUS MANAGERS TRUST

By:	/s/ Todd E. Heim
Name: Todd E. Heim
Its: President

ULTIMUS FUND DISTRIBUTORS, LLC

By:	/s/ Kevin M.Guerette
Name: Kevin M. Guerette
Its: President

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SCHEDULE A

to the
DISTRIBUTION AGREEMENT
Dated July 1, 2025
between
ULTIMUS MANAGERS TRUST
and
ULTIMUS FUND DISTRIBUTORS, LLC

TRUST SERIES

Adler Value Fund
Blue Current Global Dividend Fund
Blueprint Adaptive Growth Allocation Fund
Evolutionary Tree Innovators Fund
HVIA Equity Fund
Kempner Multi-Cap Deep Value Fund
Lyrical International Value Equity Fund
Lyrical U.S. Value Equity Fund
Marshfield Concentrated Opportunity Fund
Meehan Focus Fund
Nia Impact Solutions Fund
Q3 All-Season Systematic Opportunities Fund
Q3 All-Season Tactical Fund
Wavelength Fund
Westwood Alternative Income Fund
Westwood High Income Fund
Westwood Income Opportunity Fund
Westwood Quality Value Fund
Westwood Quality SMid Cap Fund
Westwood Quality SmallCap Fund
Westwood Quality AllCap Fund
Westwood Quality MidCap Fund
Westwood Salient MLP & Energy Infrastructure Fund
Westwood Broadmark Tactical Plus Fund
Westwood Real Estate Income Fund
Westwood Broadmark Tactical Growth Fund

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SCHEDULE B

to the

DISTRIBUTION AGREEMENT

Dated July 1, 2025

between

ULTIMUS MANAGERS TRUST
AND

ULTIMUS FUND DISTRIBUTORS, LLC

FEES AND EXPENSES

FEES:

Ultimus shall be entitled to receive an annual fee of up to $          plus, for any funds with “C Class” equivalents, up to ½ basis point or 0.0050% per annum on each Fund’s average daily net assets, paid in monthly installments, from each Fund listed under “Class C Shares” on Schedule A and/or from the investment adviser(s) to such Fund. The specific annual fee due from each Fund and/or the investment adviser to such Fund shall be as noted below:

(each of the below to have an annual fee of $         )

FUND NAME	CLASS
Westwood Alternative Income Fund	A
Westwood Alternative Income Fund	Institutional
Westwood Alternative Income Fund	Ultra
Westwood High Income Fund	A
Westwood High Income Fund	Institutional
Westwood High Income Fund	C
Westwood Income Opportunity Fund	C
Westwood Quality AllCap Fund	Institutional
Westwood Quality AllCap Fund	Ultra
Westwood Quality MidCap Fund	Institutional
Westwood Quality SmallCap Fund	A
Westwood Quality SmallCap Fund	Institutional
Westwood Quality SmallCap Fund	Ultra
Westwood Quality SmallCap Fund	C
Westwood Quality SMid Cap Fund	Institutional
Westwood Quality SMid Cap Fund	Ultra
Westwood Quality Value Fund	A
Westwood Quality Value Fund	Institutional

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(each of the below to have an annual fee of $         )(continued)

FUND NAME	CLASS
Westwood Salient MLP & Energy Infrastructure Fund	Institutional
Westwood Salient MLP & Energy Infrastructure Fund	A
Westwood Salient MLP & Energy Infrastructure Fund	C
Westwood Salient MLP & Energy Infrastructure Fund	Ultra
Westwood Broadmark Tactical Plus Fund	Institutional
Westwood Broadmark Tactical Plus Fund	A
Westwood Broadmark Tactical Plus Fund	F
Westwood Real Estate Income Fund	Institutional
Westwood Real Estate Income Fund	A
Westwood Broadmark Tactical Growth Fund	Institutional
Westwood Broadmark Tactical Growth Fund	A
Westwood Broadmark Tactical Growth Fund	C

(each of the below to have an annual fee of $         )

FUND NAME	CLASS
Adler Value Fund	Institutional

(each of the below to have an annual fee of $         )

FUND NAME	CLASS
Blueprint Adaptive Growth Allocation Fund	Institutional
Blueprint Adaptive Growth Allocation Fund	Investor
Q3 All-Season Systematic Opportunities Fund	Institutional
Q3 All-Season Systematic Opportunities Fund	Investor
Q3 All-Season Tactical Fund	Institutional
Q3 All-Season Tactical Fund	Investor

(each of the below to have an annual fee of $         )

FUND NAME	CLASS
Blue Current Global Dividend Fund	Institutional
Blue Current Global Dividend Fund	Investor
HVIA Equity Fund	Institutional
HVIA Equity Fund	Investor
Kempner Multi-Cap Deep Value Fund	Institutional
Kempner Multi-Cap Deep Value Fund	Investor
Lyrical U.S. Value Equity Fund	Institutional
Lyrical U.S. Value Equity Fund	Investor
Lyrical U.S. Value Equity Fund	A
Lyrical U.S. Value Equity Fund	C
Lyrical International Value Equity Fund	Institutional
Lyrical International Value Equity Fund	Investor
Lyrical International Value Equity Fund	A
Lyrical International Value Equity Fund	C
Marshfield Concentrated Opportunity Fund	Not Designated
Meehan Focus Fund	Not Designated
Wavelength Fund	Not Designated

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(each of the below to have an annual fee of $         )

FUND NAME	CLASS
Evolutionary Tree Innovators Fund	A
Evolutionary Tree Innovators Fund	I
Westwood Income Opportunity Fund	A
Westwood Income Opportunity Fund	Institutional
Westwood Income Opportunity Fund	Ultra
Westwood Quality Value Fund	Ultra
Nia Impact Solutions Fund	n/a

(each of the below shall have an additional fee, cumulative with any flat fee charged above, of ¼ basis point or 0.0025% per annum on each Fund’s average daily net assets attributed to any C Share class)

FUND NAME	CLASS
Q3 All-Season Tactical Fund	C

IN WITNESS WHEREOF, the parties hereto have executed this Schedule B as of the date first above written.

ULTIMUS MANAGERS TRUST		ULTIMUS FUND DISTRIBUTORS, LLC

By:	/s/ Todd E. Heim	By:	/s/ Kevin Guerette
Name: Todd E. Heim		Name: Kevin Guerette
Title: President		Title: President